MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
                          BUREAU OF COMMERCIAL SERVICES

Date Received
Dec 18 2007                                 (FOR BUREAU USE ONLY)

          This document is effective on the date filed, unless a Subsequent effective date within 90 days after received date is stated in the document.

Name:    CSC-New York City
Address: 1133 Avenue of the Americas Ste 3100                      FILED
City:    New York, NY 10036                                        Dec 18 2007

     Document will be returned to the name and address you enter above.  If left
     blank document will be mailed to the registered office.     EFFECTIVE DATE:


                            CERTIFICATE OF CORRECTION

             For use by Corporations and Limited Liability Companies (Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162 Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.   The name of the corporation or limited liability company is:

                             Tarpon Industries, Inc.

2.   The identification number assigned by the Bureau is: 24202C

3. The corporation or limited liability company is formed under the laws of the State of Michigan.

4. That a Certificate of Amendment to the Articles of Incorporation was filed by the Bureau on December 10, 2007 and that said document requires correction.

5.   Describe the inaccuracy or defect contained in the above named document:

     Item 6 says the foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 2 day of February 2007 by the shareholders at a meeting.

6.   The document is corrected as follows:

     The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 12 day of February 2007 by the shareholders at a meeting.

7. This document is hereby executed in the same manner as the Act requires the document being corrected to be executed.

                           Signed this 18 day of December, 2007

By  /s/ James W. Bradshaw    By:                         By:
    ---------------------       ----------------------      -------------------
       (Signature)                (Signature)               (Signature)

   James W. Bradshaw
---------------------------   ------------------------      --------------------
   (Type or Print Name)           (Type or Print Name)      (Type or Print Name)

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Preparer's Name    Jessica Heller

                   Business telephone number (516) 663-6581